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                                                                    EXHIBIT 99.4

                               LETTER TO CLIENTS
                                   REGARDING

                               OFFER TO EXCHANGE

                         9.25% NOTES DUE MARCH 15, 2004
                                       OF
                          THE WILLIAMS COMPANIES, INC.

                          FOR ANY AND ALL OUTSTANDING
                      8.25% SENIOR SECURED NOTES DUE 2004
                                       OF
                    WCG NOTE TRUST AND WCG NOTE CORP., INC.

THE EXCHANGE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 5:00 P.M., NEW YORK CITY
TIME, ON           , 2002 UNLESS THE OFFER IS EXTENDED. TENDERS MAY BE WITHDRAWN
        PRIOR TO 5:00 P.M., NEW YORK CITY TIME, ON THE EXPIRATION DATE.

To Our Client:

     We are enclosing herewith a Prospectus, dated [          ], 2002, of The
Williams Companies, Inc. (the "Company") and a related Letter of Transmittal (which together with any amendments or supplements thereto collectively constitute the "Exchange Offer") relating to the offer by the Company under the Securities Exchange Act of 1933, as amended (the "Securities Act"), to exchange up to $1.4 billion aggregate principal amount of 9.25% Notes due March 15, 2004 of the Company (the "New Notes") for up to $1.4 billion aggregate principal amount of 8.25% Senior Secured Notes of WCG Note Trust and WCG Note Corp., Inc. ("Outstanding Senior Secured Notes"), upon the terms and subject to the conditions set forth in the Prospectus and the Letter of Transmittal. As set forth in the Prospectus, the New Notes differ from the Outstanding Senior Secured Notes in certain material respects.

     The enclosed material is being forwarded to you as the beneficial owner of Outstanding Senior Secured Notes held by us for your account or benefit but not registered in your name. An exchange of any Outstanding Senior Secured Notes may only be made by us as the registered Holder pursuant to your instructions. Therefore, the Company urges beneficial owners of Outstanding Senior Secured Notes registered in the name of a broker, dealer, commercial bank, trust company or other nominee to contact such Holder promptly if they wish to exchange Outstanding Senior Secured Notes in the Exchange Offer. THE LETTER OF TRANSMITTAL IS FURNISHED TO YOU FOR YOUR INFORMATION ONLY AND CANNOT BE USED BY YOU TO TENDER YOUR BENEFICIAL OWNERSHIP OF OUTSTANDING SENIOR SECURED NOTES HELD BY US FOR YOUR ACCOUNT.

     We request instructions as to whether you wish to tender any or all of your Outstanding Senior Secured Notes held by us for your account or benefit pursuant to the terms and subject to the conditions of the Exchange Offer. We also request that you confirm that we may, on your behalf, make the representations contained in the Letter of Transmittal that are to be made with respect to you as beneficial owner. We urge you to read carefully the Prospectus and Letter of Transmittal before instructing us to exchange your Outstanding Senior Secured Notes and confirming that we may make the representations contained in the Letter of Transmittal.

     Your attention is directed to the following:

          (1) THE EXCHANGE OFFER WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME,
     ON        , 2002, UNLESS EXTENDED (THE "EXPIRATION DATE").
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          (2) Tenders of Outstanding Senior Secured Notes may be withdrawn at any time prior to 5:00 p.m., New York City time, on the Expiration Date. The Exchange Offer is not conditioned upon any minimum principal amount of Outstanding Senior Secured Notes being tendered for exchange.

          (3) Outstanding Senior Secured Notes may be tendered only in denominations of $1,000 and integral multiples thereof.

          (4) Outstanding Senior Secured Notes not tendered pursuant to the Exchange Offer will continue to be subject to certain restrictions on transfer. Moreover, the trading market for Outstanding Senior Secured Notes not exchanged in the Exchange Offer may be significantly more limited than it is at present.

          (5) As described in more detail in the Prospectus, Holders of Outstanding Senior Secured Notes may be entitled to receive an extra payment from the Company if such Holders do not exchange their Outstanding Senior Secured Notes for New Notes in the Exchange Offer.

          (6) The Company has agreed to pay the expenses of the Exchange Offer.

     The Exchange Offer is not being made to, nor will tenders be accepted from or on behalf of, Holders of Outstanding Senior Secured Notes residing in any jurisdiction in which the making of the Exchange Offer or acceptance thereof would not be in compliance with the laws of such jurisdiction.

     If you wish us to tender any or all of your Outstanding Senior Secured Notes held by us for your account or benefit, please so instruct us by completing, executing and returning to us the attached instruction form. AGAIN, PLEASE NOTE THAT THE ACCOMPANYING LETTER OF TRANSMITTAL IS FURNISHED TO YOU ONLY FOR INFORMATIONAL PURPOSES, AND MAY NOT BE USED BY YOU TO EXCHANGE OUTSTANDING SENIOR SECURED NOTES HELD BY US AND REGISTERED IN OUR NAME FOR YOUR ACCOUNT OR BENEFIT.

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